FIRST AMENDMENT TO
                          AGREEMENT AND DECLARATION OF TRUST
                         CONNECTICUT NATURAL GAS CORPORATION
                             UNION EMPLOYEE BENEFIT TRUST


               THIS AMENDMENT is made and entered into this 24th day of January, 1995 by and between CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation with its principal office in Hartford, Connecticut (hereinafter referred to as the "Grantor") and FLEET BANK, N.A., a bank with trust powers having a principal place of business in Hartford, Connecticut (hereinafter referred to as the "Trustee"),

                                W I T N E S S E T H :

               WHEREAS, by Agreement dated December 2, 1993 (the
          "Agreement"), the Grantor and the Trustee entered into a certain Agreement and Declaration of Trust known as the Connecticut Natural Gas Corporation Union Employee Benefit Trust; and

               WHEREAS, the parties reserved the right to amend the Agreement in Section 8.7 thereof; and

               WHEREAS, the Grantor and the Trustee wish to amend the Agreement in the particulars set forth below;

               NOW, THEREFORE, the Grantor and the Trustee agree as follows:

               1.   The following new paragraph (p) is added to Article II,
          Section 2.7 of the Agreement:

                    "(p)  In addition to the powers and authority set
               forth elsewhere in this Agreement, the Trustee is authorized to invest and reinvest all or a portion of the Fund in shares of any open-ended investment fund or company, including, but not limited to, any such fund or company which is managed by an affiliate of the Trustee. The Grantor acknowledges the receipt of a prospectus describing the investment portfolios established pursuant to a Declaration of Trust under the name "Galaxy Fund" ("Galaxy"). Based upon this prospectus, the Grantor consents to the investment of Fund assets in Galaxy under those circumstances under which the Trustee would otherwise, in the exercise of its discretion (including the investment objectives which the Grantor has established for the Fund), invest assets in investments similar or comparable to those represented by Galaxy. The Grantor may revoke this consent by written notice to the Trustee. The Grantor understands that Galaxy is advised by Fleet Investment Advisors, Inc., an affiliate of the Trustee, which





               receives a management fee therefore as disclosed in the prospectus. Where the Trustee has investment authority and responsibility, either a) the Fund's pro rata share of any investment advisory fees paid to Fleet Investment Advisors, Inc. by Galaxy shall be rebated to the Fund, or b) the fees paid by the Fund to the Trustee shall be reduced by an amount equal to any investment advisory fees which have been paid by the Fund by virtue of its participation in Galaxy."

               IN WITNESS WHEREOF, the Grantor and the Trustee have caused their corporate hands and seals to be hereunto affixed as of the date first above written.

          Attest:                       CONNECTICUT NATURAL GAS
                                           CORPORATION


          Mark Dudzik                   By Frank H. Livingston
          --------------------------        ---------------------------
                                          Its Vice President


          Attest:                       FLEET BANK, N.A.


          Charles J. Arntsen            By  William B. Parent
          --------------------------        ----------------------------
                                          Its Vice President
























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